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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
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                                   FORM 8-K


                                CURRENT REPORT


    PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
        Date of Report (Date of earlier event reported): June 10, 1999


                              Global Sports, Inc.
                              -------------------
            (Exact name of Registrant as specified in its charter)



Delaware                                  0-16611                     04-2958132
---------------                           -------              -----------------
(State or other jurisdiction of  (Commission file number)       (I.R.S. Employer
incorporation or organization)                            Identification Number)



                           555 South Henderson Road
                      King of Prussia, Pennsylvania 19406
                      -----------------------------------
         (Address, including zip code, of Principal Executive Offices)



      REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (610)  768-0900

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Item 5. Other Events

     On June 10, 1999, Global Sports, Inc., a Delaware corporation (the "Company"), and SOFTBANK America Inc., a Delaware corporation ("SOFTBANK"), entered into a Stock Purchase Agreement (the "Purchase Agreement") and related agreements for the sale of 6,153,850 shares of the Company's common stock, par value $.01 per share ("Common Stock"), to SOFTBANK, at a price of $13.00 per share (the closing price on May 26, 1999, the day prior to the day the Company and SOFTBANK agreed in principle to the transaction) for an aggregate purchase price of $80,000,050. Upon completion of the contemplated transactions, SOFTBANK will own approximately thirty percent (30%) of the Company's Common Stock on a fully diluted basis. The Company intends to use the proceeds from the sale of Common Stock to SOFTBANK for general corporate purposes, including funding its e-Commerce operations.

     The Company anticipates that an initial closing (the "First Closing") will take place in July 1999 after which time SOFTBANK will have acquired 2,432,692 shares of Common Stock, and that a second closing (the "Second Closing") will take place on the latest to occur of (i) the first business day following the date on which the last to be fulfilled or waived of the conditions to the Second Closing set forth in the Purchase Agreement takes place, (ii) such other date as is mutually agreed to by the Company and SOFTBANK or (iii) the date of the First Closing. After the Second Closing, SOFTBANK will have acquired an additional 3,721,158 shares of Common Stock of the Company increasing SOFTBANK's holdings to 6,153,850 shares.

     The total consideration to be paid by SOFTBANK to the Company for the shares is $80,000,050. The purchase price for the shares to be purchased at the First Closing will be paid by automatic conversion of the Convertible Subordinated Note (defined below) in the principal amount of $15,000,000 and by wire transfer in immediately available funds of an amount equal to the product of (i) the difference equal to (A) the number of shares to be purchased by SOFTBANK at the First Closing (as set forth in the Schedule of Purchases attached to the Purchase Agreement) minus (B) the number of shares issuable upon conversion of the Convertible Subordinated Note, times (ii) $13.00. The purchase price of the shares to be purchased at the Second Closing will be paid by wire transfer of $48,375,054.

     The Purchase Agreement provides, among other things, that on and after the First Closing, SOFTBANK will have the right to designate (i) a number of members of the Company's Board of Directors equal to the product of (A) the total number of authorized directors and (B) the aggregate Proportionate Share of SOFTBANK and the SOFTBANK Entities (as defined in the Purchase Agreement), rounded up to the nearest whole number, but not to exceed two directors (the "Board Composition Requirement"), and (ii) so long as SOFTBANK and the SOFTBANK Entities collectively own 50% or more of the shares purchased pursuant to the Purchase Agreement, one director to be a member of each committee of the Company's Board of Directors. "Proportionate Share," as defined in the Purchase Agreement, means, with respect to each Securityholder (as defined in the Purchase Agreement), a fraction the numerator of which is the total number of shares of Common Stock owned and the number of shares of Common Stock issuable upon exercise of Rights (as defined in the Purchase Agreement) owned by such Securityholder, and the denominator of which is the total number of shares of Common Stock outstanding plus the number of shares of Common Stock issuable upon exercise of all Rights outstanding.

     On June 21, 1999, SOFTBANK, the Company and Michael G. Rubin, the Company's Chairman and Chief Executive Officer and holder of more than 65% of the Company's Common Stock, entered into a letter agreement pursuant to which, among other things, the parties agreed that if the First Closing has occurred prior to July 13, 1999, SOFTBANK will not have the right to designate its directors until the earlier of (a) the completion or adjournment of the Company's 1999 Annual Meeting of Shareholders and (b) July 13, 1999.

     The Company and SOFTBANK also entered into a Registration Rights Agreement, dated June 10, 1999, under which the Company has granted SOFTBANK certain "demand" and "piggy-back" registration rights with respect to the shares of Common Stock purchased pursuant to the Purchase Agreement. In the Purchase Agreement, the Company has also granted SOFTBANK certain preemptive rights.

     In conjunction with the execution of the Purchase Agreement, the Company and SOFTBANK entered into the Subordinated Loan Agreement, dated as of June 10, 1999, pursuant to which, on such date, SOFTBANK loaned the Company $15,000,000 in order to provide the Company with capital until the First Closing. The loan was evidenced in the form of a convertible subordinated note. Interest on the Convertible Subordinated Note accrues on the outstanding principal amount of the loan at the rate of 4.98% per annum. Upon the First Closing, all unpaid principal and accrued but unpaid interest due on the Convertible Subordinated Note will automatically convert into a number of shares of Common Stock equal to the total amount of unpaid principal and accrued but unpaid interest divided by $13.00, subject to adjustment under certain circumstances.

     In connection with the Purchase Agreement, Mr. Rubin entered into a Voting Agreement, dated as of June 10, 1999, in favor of SOFTBANK, pursuant to which Mr. Rubin agreed, among other things, that he will vote all of his shares of Common Stock (i) in favor of the purchase of shares of Common Stock to be purchased at the Second Closing pursuant to the Purchase Agreement; (ii) in favor of an amendment of the Company's Certificate of Incorporation to increase the authorized number of shares of Common Stock; and (iii) in favor of election to the Company's Board of Directors of the directors which SOFTBANK is entitled to designate upon consummation of the First and Second Closings.

     SOFTBANK, as an inducement and a condition to consummating the Purchase Agreement, entered into a Voting Agreement, dated as of June 10, 1999, in favor of Mr. Rubin, pursuant to which SOFTBANK agreed, among other things, that it will vote all of its shares of Common Stock in favor of any member of the Board of Directors of the Company who was a member of the Board prior to the date of the Purchase Agreement, and any director who is thereafter chosen to fill any vacancy on the Board of Directors or who is elected as a director (a "Continuing Director") and who, in either event, is not a director designated by SOFTBANK pursuant to the Purchase Agreement and in connection with his or her initial assumption of office is recommended for appointment or election by a majority of the Continuing Directors then on the Board of Directors.

     The completion of the contemplated transactions with SOFTBANK is subject to the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, the approval of the holders of at least a majority of the outstanding Common Stock of the Company at the Company's 1999 Annual Meeting of Shareholders scheduled to be held on July 13, 1999, and certain other limited conditions. As stated above, Mr. Rubin, who owns more than 65% of the currently outstanding Common Stock, has agreed to vote in favor of the SOFTBANK transaction.

     On June 11, 1999, the Company issued a press release relating to the execution of the definitive agreements. A copy of the press release is attached as Exhibit 99.4 and is incorporated herein by reference. Copies of the definitive agreements entered into with SOFTBANK are attached as Exhibits 2.1 through 2.3 and 99.1 through 99.3, and are incorporated herein by reference.

     This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements contained herein involve risks and uncertainties, including those relating to the possible inability to complete the transaction involving the Company and SOFTBANK, as scheduled, if at all, and those associated with the ability of the combined company to achieve the anticipated benefits of the transaction. Actual results and developments may differ materially from those described or incorporated by reference in this Report. For more information about the Company and risks arising when investing in the Company, investors are directed to the Company's most recent report on Form 10-K as filed with the Securities and Exchange Commission.
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Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

     (c)  Exhibits

     Exhibit 2.1 Stock Purchase Agreement dated June 10, 1999, by and between Global Sports, Inc., a Delaware corporation, and SOFTBANK America Inc., a Delaware corporation.

     Exhibit 2.2 Subordinated Loan Agreement dated June 10, 1999, by and between Global Sports, Inc., a Delaware corporation, and SOFTBANK America Inc., a Delaware corporation.

     Exhibit 2.3 Convertible Subordinated Note dated June 10, 1999, issued by Global Sports, Inc., a Delaware corporation, to SOFTBANK America Inc., a Delaware corporation.

     Exhibit 2.4 Letter Agreement, dated June 21, 1999, by and among Global Sports, Inc., a Delaware corporation, Michael G. Rubin and SOFTBANK America Inc., a Delaware corporation.

     Exhibit 99.1 Voting Agreement dated June 10, 1999, by and between SOFTBANK America Inc., a Delaware corporation, and Michael
                    G. Rubin.

     Exhibit 99.2 Voting Agreement dated June 10, 1999, by and between SOFTBANK America Inc., a Delaware corporation, and Michael
                    G. Rubin.

     Exhibit 99.3 Registration Rights Agreement dated June 10, 1999, by and between Global Sports, Inc., a Delaware corporation, and SOFTBANK America Inc., a Delaware corporation.

     Exhibit 99.4 Press Release dated June 11, 1999, relating to the execution of the Stock Purchase Agreement.

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                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    GLOBAL SPORTS, INC.


                                    By:       /s/ Steven A. Wolf
                                        -------------------------------------
                                         Name: Steven A. Wolf
                                         Office: Vice President of Finance and
                                         Chief Financial Officer


Dated: June 21, 1999